Exhibit 99.1

Etsy Completes Acquisition of Reverb, a Leading Online Marketplace
for New, Used and Vintage Musical Instruments

BROOKLYN, N.Y. (August 15, 2019) -- Etsy, Inc. (NASDAQ: ETSY), the global marketplace for unique and creative goods, has completed its acquisition of Reverb Holdings, Inc., a privately held marketplace for new, used and vintage music gear for $275 million in cash, subject to certain adjustments with respect to cash, debt, working capital, transaction expenses and the value of equity awards granted in connection with the transaction.

Josh Silverman, Chief Executive Officer of Etsy, commented, “We are excited to officially welcome Reverb's employees and the entire Reverb community to Etsy. We see significant potential in the Reverb marketplace and look forward to supporting them as they enable more and more music lovers around the world to buy, sell, connect, and learn. It is our goal to unlock further value in what is already a strong and vibrant business with key competitive differentiation.”

As previously announced, Reverb will continue to operate as a standalone business. There are a number of similarities between Etsy and Reverb’s businesses, such as the focus on improving search and discovery, making selling and buying easier, and growing their global brands and communities. The two companies will share knowledge and best practices, and Etsy plans to leverage its marketplace expertise to help Reverb further scale and grow.

Etsy will provide an update on the impact of Reverb to its 2019 financial guidance in conjunction with the release of its third quarter 2019 earnings. In addition, Etsy will file Reverb’s historical financial statements on Form 8-K/A within the time period required by the U.S. Securities and Exchange Commission.

About Etsy

Etsy, Inc. is the global marketplace for unique and creative goods. Our mission is to keep commerce human, and we're committed to using the power of business to strengthen communities and empower people. We connect millions of buyers and sellers from nearly every country in the world. Buyers come to Etsy to be inspired and delighted by items that are crafted and curated by creative entrepreneurs. For sellers, we offer a range of tools and services that address key business needs.

Etsy was founded in 2005 and is headquartered in Brooklyn, New York.

About Reverb

Reverb is a leading online marketplace dedicated to buying and selling new, used, and vintage musical instruments. Since launching in 2013, Reverb has grown into a vibrant community of buyers and sellers all over the world. By focusing on inspiring content, price transparency, musician-focused, eCommerce tools, a music-savvy customer service team, and more, Reverb has created an online destination where the global music community can connect over the perfect piece of music gear. A portion of each sale on Reverb goes to Reverb Gives, which provides youth music programs all over the world with the instruments they need to make music.

Contacts:
Investor Relations Contact:
Etsy, Deb Wasser, Vice President, Investor Relations
dwasser@etsy.com

Media Relations Contact:
Etsy, Kelly Clausen, Director, Corporate Communications
press@etsy.com

Cautionary Statement Regarding Forward-Looking Statements

This press release (including statements quoted in this press release) contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include statements related to the potential benefits of the transaction and expected synergies, anticipated impact of the Etsy levers for growth on Reverb’s business, and the anticipated value and potential of Reverb’s business.

Forward-looking statements include all statements that are not historical fact. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from expectations. These risks and uncertainties include completion of this transaction and execution of our business strategy and international expansion plans, the success of our investments and marketing efforts, our active and engaged community of Etsy sellers and Etsy buyers, the growth and performance of our platform, and other risks and uncertainties that are more fully described in our filings with the Securities and Exchange Commission, including in the section entitled "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and subsequent reports that we file with the Securities and Exchange Commission.

Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements, except as required by law.